Exhibit 10.2

MILACRON HOLDINGS CORP.
2015 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED
1.    Purpose.
1.1    The purpose of the Milacron Holdings Corp. 2015 Equity Incentive Plan is to further align the interests of eligible participants with those of the Company’s stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company and its Common Stock. The Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.
2.    Definitions. Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:
“Amendment Effective Date” shall have the meaning set forth in Section 16.1 hereof.
“Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit or Stock Award granted under the Plan.
“Award Agreement” means a notice or an agreement (electronic or written), including any exhibits or appendices thereto, entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant as provided in Section 15.2 hereof.
“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
“Board” means the Board of Directors of the Company.
“Cause” shall have the meaning set forth in Section 13.2 hereof.
“Change in Control” shall have the meaning set forth in Section 12.2 hereof.
“Code” means the Internal Revenue Code of 1986, as amended including rules and regulations promulgated thereunder, and any successor thereto (except as otherwise specified herein).
“Committee” means (i) the Compensation Committee of the Board, (ii) such other committee of the Board appointed by the Board to administer the Plan or (iii) as provided in Section 3.1 hereof, the full Board.
“Common Stock” means the Company’s common stock, par value $0.01 per share, as the same may be reclassified, exchanged or recapitalized.
“Company” means Milacron Holdings Corp., a Delaware corporation or any successor thereto.

“Date of Grant” means the date on which an Award under the Plan is granted or approved for grant by the Committee or such later date as the Committee may specify to be the effective date of an Award.
“Disability” shall have the meaning set forth below, except with respect to any Participant who has an effective employment agreement or service agreement with the Company or one of its Subsidiaries that defines “Disability” or a like term, in which event the definition of “Disability” as set forth in such agreement shall be deemed to be the definition of “Disability” herein solely for such Participant and only for so long as such agreement remains effective. In all other events, the term “Disability” shall mean Participant’s inability to perform the essential duties, responsibilities and functions of Participant’s position with the Company and its Subsidiaries for a period of ninety (90) consecutive days or for a total of 180 days during any twelve (12) month period as a result of any mental or physical illness, disability or incapacity even with reasonable accommodations for such illness, disability or incapacity provided by the Company and its Subsidiaries or if providing such accommodations would be unreasonable and which condition is expected to last for a continuous period of not less than twelve (12) months, all as determined by the Committee in its reasonable good faith judgment. Participant shall cooperate in all respects with the Company if a question arises as to whether he has become disabled (including, without limitation, submitting to reasonable examinations by one or more medical doctors and other health care specialists selected by the Company and authorizing such medical doctors and other health care specialists to discuss Participant’s condition with the Company).
“Effective Date” shall have the meaning set forth in Section 16.1 hereof.
“Eligible Person” means any person who is an employee, Non-Employee Director, consultant or other personal service provider of the Company or any of its Subsidiaries.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time.
“Fair Market Value” means, with respect to a share of Common Stock as of a given date of determination hereunder, the closing price as reported on the New York Stock Exchange or other principal exchange on which the Common Stock is then listed on such date, or if the Common Stock was not traded on such date, then on the next preceding trading day that the Common Stock was traded on such exchange, as reported by such responsible reporting service as the Committee may select. If the Common Stock is not listed on any such exchange, “Fair Market Value” shall be such value as determined by the Board in its discretion and, to the extent necessary, shall be determined in a manner consistent with Section 409A of the Code and the regulations thereunder.
“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.
“ITEPA” means the United Kingdom Income Tax (Earnings and Pensions) Act 2003, as it may be amended from time to time and all regulations, interpretations and administrative guidance issued thereunder.
“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.
“Outstanding Qualified Performance-Based Award” shall mean any Award granted prior to and that is outstanding as of the Amendment Effective Date and that is intended to constitute “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.
“Participant” means any Eligible Person who holds an outstanding Award or Common Stock acquired pursuant to an Award granted under the Plan.
“Performance Criteria” shall have the meaning set forth in Section 10.2 hereof.
“Performance Goals” shall have the meaning set forth in Section 10.3 hereof.
“Performance Stock Unit” means a Restricted Stock Unit denominated as a Performance Stock Unit under Section 9.2 hereof, to be paid or distributed based on or conditioned upon the attainment of pre-established business and/or individual Performance Goals over a specified performance period.
“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
“Plan” means the Milacron Holdings Corp. 2015 Equity Incentive Plan, as amended and restated, as set forth herein, and as may be further amended from time to time as provided herein.
“Public Offering” means the sale of shares of the Common Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S‑4 or S‑8 or any similar or successor form) filed under the Securities Act in connection with an underwritten offering.
“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions, as are set forth in the Plan and the applicable Award Agreement.
“Restricted Stock Unit” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.
“Section 162(m)” means Section 162(m) of the Code as in effect prior to its amendment by the Tax Cuts and Jobs Act, P.L. 115-97; all references in the Plan to sections or subsections of Section 162(m) shall be construed accordingly.
“Section 431 Election” means an election entered into pursuant to Section 431 ITEPA.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder from time to time.
“Service” means a Participant’s employment with the Company or any Subsidiary or a Participant’s service as a Non-Employee Director, consultant or other service provider with the Company or any Subsidiary, as applicable.
“Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, in cash and/or shares of Common Stock,

representing the excess of the Fair Market Value of a share of Common Stock over the base price per share of the right, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.
“Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 11 hereof that are issued free of transfer restrictions and forfeiture conditions.
“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.
“Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company or any other affiliate of the Company that is so designated, from time to time, by the Committee, during the period of such affiliated status; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.
“Tax-Related Items” means any U.S. federal, state, and/or local taxes and any taxes imposed by a jurisdiction outside of the U.S. (including, without limitation, income tax, social insurance and similar contributions, payroll tax, fringe benefits tax, payment on account, employment tax, stamp tax and any other taxes related to participation in the Plan and legally applicable to a Participant, including any employer liability for which the Participant is liable pursuant to applicable laws or the applicable Award Agreement).
3.    Administration.
3.1    Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board who are appointed by the Board to administer the Plan. To the extent deemed necessary by the Board, each Committee member shall satisfy the requirements for (i) an “independent director” under rules adopted by the New York Stock Exchange or other principal exchange on which the Common Stock is then listed, (ii) a “nonemployee director” for purposes of such Rule 16b-3 under the Exchange Act and (iii) an “outside director” under Section 162(m) (as necessary for purposes of Outstanding Qualified Performance-Based Awards). Notwithstanding the foregoing, the mere fact that a Committee member shall fail to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. Neither the Company nor any member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder. The Board shall have the authority to execute the powers of the Committee under the Plan.
3.2    Committee Authority. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine the Eligible Persons to whom Awards shall be granted under the Plan, (ii) prescribe the restrictions, terms and conditions of all Awards and shares of Common Stock issued pursuant to Awards subject to this Plan, (iii) interpret the Plan and terms of the Awards, (iv) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (v) make all determinations with respect to a Participant’s Service and the termination of such Service for purposes of any Award, (vi) correct any defect(s) or omission(s) or reconcile any ambiguity(ies) or inconsistency(ies) in the Plan or any Award thereunder, (vii) make all determinations it deems advisable for the administration of the Plan; (viii) to decide all disputes arising in connection with the Plan and to otherwise supervise the administration of the Plan; (ix) subject to the terms of the Plan, amend the terms of an Award in any manner that is not inconsistent with the Plan, (x) accelerate the vesting or, to the extent applicable, exercisability of any Award at any time (including, but not limited to, upon a Change in Control or upon termination of Service under certain circumstances, as set forth in the Award Agreement or otherwise), and (xi) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are foreign nationals or employed outside of the United States. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.
3.3    Delegation of Authority. The Committee shall have the right, from time to time, to delegate in writing to one or more officers of the Company the authority of the Committee to grant, administer and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) or such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards granted to any member of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act or is a covered employee under Section 162(m). The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.
4.    Shares Subject to the Plan.
4.1    Number of Shares Reserved. Subject to adjustment as provided in Section 4.6 and subject to Section 15.10 hereof, the total number of shares of Common Stock that are reserved for issuance under the Plan shall be 8,175,000 shares of Common Stock (the “Share Reserve”), which reflects an increase of 4,075,000 shares from 4,100,000, the original number of shares of Common Stock that were authorized for issuance under the Plan as of the Effective Date. Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share; provided that Awards that are required to be paid in cash pursuant to their terms shall not reduce the Share Reserve. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

4.2    Share Replenishment. To the extent that an Award granted under this Plan is canceled, expired, forfeited, surrendered, settled in cash or by delivery of fewer shares than the number underlying the Award or otherwise terminated without delivery of the shares to the Participant, the shares of Common Stock retained by or returned to the Company will (i) not be deemed to have been delivered under the Plan, (ii) be available for future Awards under the Plan, and (iii) increase the Share Reserve by one share for each share that is retained by or returned to the Company. In addition to the foregoing, any shares that become available for issuance pursuant to Section 5.2 of the Mcron Acquisition Corp. 2012 Equity Incentive Plan (the “2012 Plan”) as a result of the forfeiture, cancellation or termination for no consideration of an award under the 2012 Plan will (i) not be available for future awards under the 2012 Plan, (ii) be available for future Awards under this Plan, and (iii) increase the Share Reserve by one share for each share that is retained by or returned to the Company, subject to a maximum of 2,000,000 shares.
4.3    Shares Not Reissuable under Plan. Notwithstanding Section 4.2 hereof, shares of Common Stock that are (x) withheld from an Award or separately surrendered by the Participant in payment of the exercise or purchase price or Tax-Related Items with respect to an Award, (y) not issued or delivered as a result of the net settlement of an outstanding Stock Option or Stock Appreciation Right, or (z) repurchased on the open market using proceeds from the exercise of a Stock Option shall be deemed to constitute delivered shares, shall count against the Share Reserve, shall not be available for future Awards under the Plan and shall continue to be counted as outstanding for purposes of determining whether any of the Award limits specified in Sections 4.4 or 4.5 have been attained.
4.4    Awards Granted to Eligible Persons Other Than Non-Employee Directors. The maximum number of shares of Common Stock that may be subject to each Award type that is granted to an Eligible Person other than a Non-Employee Director during any calendar year shall be limited as follows (subject to adjustment as provided in Section 4.6 hereof): (i) 1,000,000 shares of Common Stock subject to Stock Options, (ii) 1,000,000 shares of Common Stock subject to Stock Appreciation Rights, (iii) 1,000,000 shares of Common Stock subject to Restricted Stock Awards that vest in full or in part based on the attainment of Performance Goals, (iv) 750,000 shares of Common Stock subject to Restricted Stock Awards that vest in full or in part based on continued employment over a stated period of time (without required attainment of Performance Goals), (v) 1,000,000 shares of Common Stock subject to Restricted Stock Units that vest in full or in part based on the attainment of Performance Goals and (vi) 750,000 shares of Common Stock subject to Restricted Stock Units that vest in full or in part based on continued employment over a stated period of time (without required attainment of Performance Goals).
4.5    Awards Granted to Non-Employee Directors. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding compensation payable to a Non-Employee Director, the sum of the grant date fair value (determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards payable in shares of Common Stock and the maximum amount that may become payable pursuant to all cash-settled Awards that may be granted under the Plan to an individual as compensation for services as a Non-Employee Director, together with cash compensation paid to the Non-Employee Director in the form of Board and Committee retainer, meeting or similar fees, during any calendar year shall not exceed $750,000. For avoidance of doubt, compensation shall count towards this limit for the calendar year in which it was granted or earned, and not later when distributed, in the event it is deferred.
4.6    Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock or any merger, reorganization, consolidation, combination, spin-off, stock purchase or other similar corporate change or any other change affecting the Common Stock (other than regular cash dividends to stockholders of the Company), the Committee shall, in the manner and to the extent it considers appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made to (i) the maximum number and kind of shares of Common Stock provided in Sections 4.1 and 4.4 hereof (including the maximum number of shares of Common Stock that may become payable to a Participant provided in Section 4.4 hereof), (ii) the number and kind of shares of Common Stock, units or other rights subject to then outstanding Awards, (iii) the maximum number and kind of shares of Common Stock in the Five Percent Pool, (iv) the exercise or base price for each share or unit or other right subject to then outstanding Awards, and (v) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, (a) any such adjustments shall, to the extent necessary, be made in a manner consistent with the requirements of Section 409A of the Code and (b) in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.
5.    Eligibility and Awards.
5.1    Designation of Participants. Any Eligible Person may be selected by the Committee to receive an Award and become a Participant. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted, the number of shares of Common Stock or units subject to Awards to be granted and the terms and conditions of such Awards consistent with the terms of the Plan. In selecting Eligible Persons to be Participants, and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to such Participant in any other year.
5.2    Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem.
5.3    Award Agreements. Each Award granted to an Eligible Person shall be represented by an Award Agreement. The terms of all Awards under the Plan, as determined by the Committee, will be set forth in each individual Award Agreements as described in Section 15.2 hereof.
5.4    Minimum Vesting Requirements. Notwithstanding any other provision of the Plan, except in connection with substitute Awards as set forth in Section 15.10 or Awards that may be settled only in cash, no portion of an Award granted on or after the Amendment Effective Date may vest before the first anniversary of the Date of Grant, subject to accelerated vesting as contemplated under Section 3.2(x) and Section 12.1 hereof; provided, however, that the Company may grant Awards with respect to up to five percent (5%) of the aggregate number of Shares reserved under Section 4.1 and available for the grant of Awards as of the Amendment Effective Date without regard to the minimum vesting period set forth in this Section 5.4 (the “Five Percent Pool”) (subject to adjustment as provided in Section 4.6 hereof).
6.    Stock Options.
6.1    Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee, except that an Incentive Stock Option may only be granted to an Eligible Person satisfying the conditions of Section 6.7(a) hereof. Each Stock Option shall be designated on the Date of Grant, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option. All Stock Options granted under the Plan are intended to comply with or be exempt from the requirements of Section 409A of the Code.
6.2    Exercise Price. The exercise price per share of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant. The Committee may in its discretion specify an exercise price per share that is higher than the Fair Market Value of a share of Common Stock on the Date of Grant.
6.3    Vesting of Stock Options. The Committee shall, in its discretion, prescribe the time or times at which or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) or on such other terms and conditions as approved by the Committee in its discretion, all as set forth in the Award Agreement. If the vesting requirements of a Stock Option are not satisfied, the Award shall be forfeited.
6.4    Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised; provided, however, that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. The Committee may provide that a Stock Option will cease to be exercisable upon or at the end of a specified time period following a termination of Service for any reason as set forth in the Award Agreement or otherwise. A Stock Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Service with the Company or any Subsidiary, including by reason of voluntary resignation, death, Disability, termination for cause or any other reason. Subject to Section 409A of the Code and the provisions of this Section 6, the Committee may extend at any time the period in which a Stock Option may be exercised.
6.5    Stock Option Exercise; Tax Withholding. Subject to such terms and conditions as specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price and applicable Tax-Related Items withholding. Payment of the exercise price may be made: (i) in cash or by cash equivalent acceptable to the Committee or (ii) to the extent permitted by the Committee in its sole discretion and set forth in the Award Agreement or otherwise (including by a policy or resolution of the

Committee), (A) in shares of Common Stock valued at the Fair Market Value of such shares on the date of exercise, (B) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (C) by reducing the number of shares of Common Stock otherwise deliverable upon the exercise of the Stock Option by the number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price, (D) by a combination of the methods described above or (E) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of the applicable taxable event, the Participant shall pay to the Company the full amount of any and all applicable Tax-Related Items required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in the Award Agreement.
6.6    Limited Transferability of Nonqualified Stock Options. All Stock Options shall be nontransferable except (i) upon the Participant’s death, in accordance with Section 15.3 hereof or (ii) in the case of Nonqualified Stock Options only, for the transfer of all or part of the Stock Option to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act), or as otherwise permitted by the Committee, in each case as may be approved by the Committee in its discretion at the time of proposed transfer, but subject to Section 15.3 hereof. The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of a Nonqualified Stock Option shall be prohibited other than in accordance with Section 15.3 hereof.
6.7    Additional Rules for Incentive Stock Options.
(a)    Eligibility; Number of Shares. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation §1.421-1(h) with respect to the Company or any Subsidiary that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code. All of the shares of Common Stock subject to the Share Reserve may be, though are not required to be, issued pursuant to Incentive Stock Options, subject to adjustment as provided in Section 4.6 hereof. Notwithstanding Section 4.2 hereof, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option.
(b)    Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Stock with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Incentive Stock Options into account in the order in which granted.
(c)    Additional Limitations. In the case of any Incentive Stock Option granted to an Eligible Person who owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the Date of Grant and the maximum term shall be five (5) years.
(d)    Termination of Employment. An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than (i) three (3) months following termination of employment of the Participant with the Company and all Subsidiaries (other than as set forth in clause (ii) of this Section 6.7(d)) or (ii) one year following termination of employment of the Participant with the Company and all Subsidiaries due to death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, in each case as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.
(e)    Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. A Stock Option that is granted as an Incentive Stock Option shall, to the extent it fails to qualify as an “incentive stock option” under the Code, be treated as a Nonqualified Stock Option. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.
(f)    Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.
6.8    Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.6 hereof, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall (i) cancel a Stock Option when the exercise price per share exceeds the Fair Market Value of one share of Common Stock in exchange for another Award or cash (i.e., buyout an “underwater” Stock Option) other than in connection with a Change in Control, (ii) cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan or (iii) otherwise approve any modification to such a Stock Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange or other principal exchange on which the Common Stock is then listed.
6.9    Dividend Equivalent Rights. Subject to the anti-dilution adjustment provisions contained in Section 4.6 hereof, dividends shall not be paid with respect to Stock Options. Dividend equivalent rights shall be granted with respect to the shares of Common Stock subject to Stock Options to the extent permitted by the Committee or set forth in the Award Agreement, subject to compliance with Section 409A of the Code (if applicable).

7.    Stock Appreciation Rights.
7.1    Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock Appreciation Rights shall be non-transferable, except as provided in Section 15.3 hereof. All Stock Appreciation Rights granted under the Plan are intended to comply with or otherwise be exempt from the requirements of Section 409A of the Code.
7.2    Stand-Alone Stock Appreciation Rights. A Stock Appreciation Right may be granted without any related Stock Option. The Committee shall in its discretion provide in an Award Agreement the time or times at which or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Stock Appreciation Right are not satisfied, the Award shall be forfeited. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee; provided, that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. The Committee may provide that a Stock Appreciation Right will cease to be exercisable upon or at the end of a period following a termination of Service for any reason. The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its discretion; provided, however, that the base price per share of any such stand-alone Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant.
7.3    Tandem Stock Option/Stock Appreciation Rights. A Stock Appreciation Right may be granted in tandem with a Stock Option and constitute a single Award. A tandem Stock Option/Stock Appreciation Right will entitle the holder to elect, as to all or any portion of the number of shares subject to the Award, to exercise either the Stock Option or the Stock Appreciation Right, resulting in the reduction of the corresponding number of shares subject to the Award, including the tandem Stock Appreciation Right or Stock Option, as applicable, not so exercised. A Stock Appreciation Right granted in tandem with a Stock Option hereunder shall have a base price per share equal to the per share exercise price of the Stock Option, will be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and will expire no later than the time at which the related Stock Option expires, in each case, as set forth in the Award Agreement.
7.4    Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash or in a combination of shares of Common Stock and cash, subject to applicable Tax-Related Items withholding requirements.
7.5    Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.6 hereof, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall (i) cancel a Stock Appreciation Right when the base price per share exceeds the Fair Market Value of one share of Common Stock in exchange for another Award or cash (i.e., buyout an underwater Stock Appreciation Right) other than in connection with a Change in Control, (ii) cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan or (iii) otherwise approve any modification to such Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange or other principal exchange on which the Common Stock is then listed.
7.6    Dividend Equivalent Rights. Subject to the anti-dilution adjustment provisions contained in Section 4.6 hereof, dividends shall not be paid with respect to Stock Appreciation Rights. Dividend equivalent rights shall be granted with respect to the shares of Common Stock subject to Stock Appreciation Rights to the extent permitted by the Committee or set forth in the Award Agreement, subject to compliance with Section 409A of the Code (if applicable).
8.    Restricted Stock Awards.
8.1    Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.
8.2    Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s), including, for Outstanding Qualified Performance-Based Awards, Performance Goal(s) designed to meet the requirements for exemption under Section 162(m), or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Restricted Stock Award shall not be satisfied or, if applicable, the Performance Goal(s) with respect to such Restricted Stock Award are not attained, the Award shall be forfeited and the shares of Stock subject to the Award shall be returned to the Company.
8.3    Transfer Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or have expired, except as provided in Section 15.3 hereof. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates (if any) representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates (if any) representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.
8.4    Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a stockholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless otherwise provided in the applicable Award Agreement or the Committee determines otherwise at the time the Restricted Stock Award is granted. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to stockholders generally, at the times of vesting or other payment of the Restricted Stock Award or otherwise.
9.    Restricted Stock Units.
9.1    Grant of Restricted Stock Units. A Restricted Stock Unit may be granted to any Eligible Person selected by the Committee. The value of each Restricted Stock Unit is equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. Restricted Stock Units shall be subject to such restrictions and conditions as the Committee shall determine. In addition, a Restricted Stock Unit may be designated as a “Performance Stock Unit”, the vesting requirements of which may be based, in whole or in part, on the attainment of pre-established business and/or individual Performance Goal(s) over a specified performance period, including, for Outstanding Qualified Performance-Based Awards, Performance Goal(s) designed to meet the requirements for exemption under Section 162(m), or otherwise, as approved by the Committee in its discretion. Restricted Stock Units shall be non-transferable, except as provided in Section 15.3 hereof.
9.2    Vesting of Restricted Stock Units. On the Date of Grant, the Committee shall, in its discretion, determine any vesting requirements with respect to Restricted Stock Units, which shall be set forth in the Award Agreement. The requirements for vesting of a Restricted Stock Unit may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods) or on such other terms and conditions as approved by the Committee (including Performance Goal(s)) in its discretion. If the vesting requirements of a Restricted Stock Units Award are not satisfied, the Award shall be forfeited.
9.3    Payment of Restricted Stock Units. Restricted Stock Units shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit may be made, as approved by the Committee and set forth in the Award Agreement, in cash or in shares of Common Stock or in a combination thereof, subject to applicable Tax-Related Items withholding requirements. Any cash payment of a Restricted Stock Unit shall be made based upon the Fair Market Value of the Common Stock.
9.4    Dividend Equivalent Rights. Subject to the anti-dilution adjustment provisions contained in Section 4.6 hereof, Restricted Stock Units may or may not, in the discretion of the Committee, be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional Restricted Stock Units or may be accumulated in cash, as determined by the Committee in its discretion. Dividend equivalent rights will be paid at such times as determined by the Committee in its discretion (including without limitation at the times paid to stockholders generally or at the times of vesting or payment of the Restricted Stock Unit). Dividend equivalent rights may be subject to forfeiture under the same conditions as apply to the underlying Restricted Stock Units.
9.5    No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares subject to a Restricted Stock Unit until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.
10.    Performance Awards and Performance Criteria.
10.1    Grant of Performance Awards. The Committee, in its discretion, may make the grant, vesting, exercise, issuance and/or payment of any Award subject to specified levels of attainment with respect to Performance Goals relating to levels of achievement of specified Performance Criteria or such other criteria as determined by the Committee, including, if applicable, specified threshold, target and maximum performance levels. Such Awards may also be subject to the continued Service of the Participant with the Company or a Subsidiary during the respective performance period and to such other conditions as determined by the Committee and set forth in the Award Agreement.
10.2    Performance Criteria. For purposes of Outstanding Qualified Performance-Based Awards, the Performance Criteria shall be, and for purposes of other Awards subject to performance-based conditions, the Performance Criteria may be (without limitation), one or any combination of the following, for the Company or any identified Subsidiary or business unit, as determined by the Committee: (a) net earnings; (b) earnings per share; (c) net debt; (d) revenue or sales growth; (e) net or operating income; (f) net operating profit; (g) return measures (including, but not limited to, return on assets, capital, invested capital, equity or sales); (h) cash flow (including, but not limited to, operating cash flow, distributable cash flow and free cash flow); (i) earnings before or after taxes, interest, depreciation, amortization and/or rent; (j) share price (including, but not limited to growth measures and total stockholder return); (k) expense control or loss management; (l) customer satisfaction; (m) market share; (n) economic value added; (o) working capital; (p) the formation of joint ventures or the completion of other corporate transactions; (q) gross or net profit margins; (r) revenue mix; (s) operating efficiency; (t) product diversification; (u) market penetration; (v) measurable achievement in quality, operation or compliance initiatives; (w) quarterly dividends or distributions; (x) employee retention or turnover; or (y) any combination of or a specified increase in any of the foregoing. Further, for purposes of Outstanding Qualified Performance-Based Awards, each of the Performance Criteria shall be applied and interpreted in accordance with an objective formula or standard established by the Committee at the time the applicable Award is granted including, without limitation, GAAP.
10.3    Performance Goals. For purposes of Outstanding Qualified Performance-Based Awards, the “Performance Goals” shall be the levels of achievement relating to the Performance Criteria selected by the Committee for the Award, and for purposes of other Awards subject to performance-based conditions, the “Performance Goals” may be levels of achievement relating to the Performance Criteria or such other criteria as selected by the Committee, in its discretion. The Performance Goals shall be written and, for

Outstanding Qualified Performance-Based Awards, shall be expressed as an objective formula or standard that precludes discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the goal. The Performance Goals may be applied on an absolute basis or relative to an identified index, peer group, or one or more competitors or other companies (including particular business segments or divisions or such companies), or in such other manner as specified by the Committee. The Performance Goals need not be the same for all Participants.
10.4    Adjustments. At the time that an Award is granted or, for Awards other than Outstanding Qualified Performance-Based Awards, at such later time, the Committee may provide for the Performance Goals or the manner in which performance will be measured against the Performance Goals to be adjusted in such objective manner as it deems appropriate, including, without limitation, adjustments to reflect charges for restructurings, non-operating income, the impact of corporate transactions or discontinued operations, extraordinary and other unusual or non-recurring items and the cumulative effects of accounting or tax law changes.
10.5    Negative Discretion. Notwithstanding anything else contained in the Plan to the contrary, the Committee shall, to the extent provided in an Award Agreement, have the right, in its discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under an Award and (ii) to establish rules or procedures that have the effect of limiting the amount payable to any Participant to an amount that is less than the amount that otherwise would be payable under an Award. The Committee may exercise such discretion in a non-uniform manner among Participants. The Committee shall not have discretion to increase the amount that otherwise would be payable to any Participant under an Outstanding Qualified Performance-Based Award.
10.6    Certification. Following the conclusion of the performance period of an Outstanding Qualified Performance-Based Award, the Committee shall certify in writing whether the Performance Goals for that performance period have been achieved, or certify the degree of achievement, if applicable.
10.7    Payment. Upon certification of the Performance Goals for an Outstanding Qualified Performance-Based Award, the Committee shall determine the level of vesting or amount of payment to the Participant pursuant to the Award, if any.
11.    Stock Awards.
11.1    Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past Services, in lieu of bonus or other cash payments, as directors’ compensation or for any other valid purpose as determined by the Committee. The Committee shall determine the terms and conditions of such Stock Awards. Stock Awards may be made without vesting requirements, in which case such Stock Awards shall count against the Five Percent Pool. In addition, the Committee may, in connection with any Stock Award, require the payment of a specified purchase price.
11.2    Rights as Stockholder. Subject to the foregoing provisions of this Section 11 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Award the Participant shall have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.
12.    Change in Control.
12.1    Effect on Awards. Upon the occurrence of a Change in Control, unless otherwise provided in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof): (a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for outstanding Awards (with appropriate adjustments to the type of consideration payable upon settlement of the Awards); (c) accelerated exercisability, vesting and/or payment under outstanding Awards immediately prior to or upon the occurrence of such event or upon a termination of employment following such event; and (d) if all or substantially all of the Company’s outstanding shares of Common Stock transferred in exchange for cash consideration in connection with such Change in Control: (i) upon written notice, provide that any outstanding Stock Options and Stock Appreciation Rights are exercisable during a reasonable period of time immediately prior to the scheduled consummation of the event or such other reasonable period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Stock Options and Stock Appreciation Rights shall terminate to the extent not so exercised within the relevant period; and (ii) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, Shares, other property or any combination thereof) as determined in the sole discretion of the Committee; provided, that, in the case of Stock Options and Stock Appreciation Rights, the fair value may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of shares of Common Stock (or, if no such consideration is paid, Fair Market Value of the shares of Common Stock) over the aggregate exercise or base price, as applicable, with respect to such Awards or portion thereof being canceled, or if no such excess, zero.
12.2    Definition of Change in Control. Unless otherwise defined in an Award Agreement, “Change in Control” shall mean the occurrence of one of the following events:
(a)    Any Person, becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of its directors (the “Outstanding Company Voting Securities”) including by way of merger, consolidation or otherwise; provided, however, that for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (i) any acquisition of voting securities of the Company directly from the Company, including without limitation, a Public Offering of securities; or (ii) any acquisition by the Company or any of its Subsidiaries of Outstanding Company Voting Securities, including an acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its Subsidiaries.
(b)    Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination: (i) any individuals and entities that were the

Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns all or substantially all of the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination; (ii) no Person (excluding any Successor Entity or any employee benefit plan or related trust of the Company, such Successor Entity, or any of their Subsidiaries) is the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body) of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors (or comparable governing body) of the Successor Entity were Incumbent Directors (including persons deemed to be Incumbent Directors) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.
Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code with respect to the payment of “nonqualified deferred compensation,” “Change in Control” shall be defined as, and limited to, a “change in control event” as defined under Section 409A of the Code. For the avoidance of doubt, neither a Public Offering nor any changes to the size or members of the Board in connection with or as a result of a Public Offering shall constitute or be deemed to result in a Change in Control.
13.    Forfeiture Events.
13.1    General. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant or other similar conduct by the Participant that is detrimental to the business or reputation of the Company.
13.2    Termination for Cause.
(a)    Treatment of Awards. Unless otherwise provided by the Committee and set forth in an Award Agreement, if (i) a Participant’s Service with the Company or any Subsidiary shall be terminated for Cause or (ii) within one (1) year following termination of Service for any other reason, the Committee determines in its discretion that, after termination, the Participant breached any of the material terms contained in any non-competition agreement, non-solicitation agreement, confidentiality agreement or similar restrictive covenant agreement to which such Participant is a party, such Participant’s rights, payments and benefits with respect to an Award shall be subject to cancellation, forfeiture and/or recoupment, as provided in Section 13.3 below. The Company shall have the power to determine whether the Participant has been terminated for Cause, the date upon which such termination for Cause occurs and whether the Participant engaged in conduct that violated any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary. Any such determination shall be final, conclusive and binding upon all Persons. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s Service for Cause or violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, the Company may suspend the Participant’s rights to exercise any Stock Option or Stock Appreciation Right, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act or omission could constitute the basis for a termination for Cause as provided in this Section 13.2.
(b)    Definition of Cause. Unless otherwise defined in an Award Agreement, “Cause” shall mean:
(i)    the Participant has committed a deliberate and premeditated act against the interests of the Company including, without limitation: an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company, including, but not limited to, the offer, payment, solicitation or acceptance of any unlawful bribe or kickback with respect to the Company’s business; or
(ii)    the Participant has been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, any felony (or similarly serious offense) or any crime involving moral turpitude; or
(iii)    the Participant has failed to perform or neglected the material duties incident to his employment or other engagement with the Company on a regular basis, and such refusal or failure shall have continued for a period of twenty (20) days after written notice to the Participant specifying such refusal or failure in reasonable detail; or
(iv)    the Participant has been chronically absent from work (excluding vacations, illnesses, Disability or leaves of absence approved by the Company); or
(v)    the Participant has refused, after explicit written notice, to obey any lawful resolution of or direction by the Board or its delegate which is consistent with the duties incident to his employment or other engagement with the Company and such refusal continues for more than twenty (20) days after written notice is given to the Participant specifying such refusal in reasonable detail; or
(vi)    the Participant has breached any of the material terms contained in any employment agreement, non-competition agreement, confidentiality agreement or similar type of agreement to which such Participant is a party; or
(vii)    the Participant has engaged in (x) the unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or (y) habitual drunkenness on the Company’s premises.
Any voluntary termination of employment or other engagement by the Participant in anticipation of an involuntary termination of the Participant’s Service for Cause shall be deemed to be a termination for

“Cause.” Notwithstanding the foregoing, in the event that a Participant is party to an employment, severance or similar agreement with the Company or any of its affiliates and such agreement contains a definition of “Cause,” the definition of “Cause” set forth above shall be deemed replaced and superseded, with respect to such Participant, by the definition of “Cause” used in such employment, severance or similar agreement.
13.3    Right of Recapture.
(a)    General. If at any time within one (1) year (or such longer time specified in an Award Agreement or other agreement with a Participant) after the date on which a Participant exercises a Stock Option or Stock Appreciation Right or on which a Stock Award, Restricted Stock Award or Restricted Stock Unit vests or becomes payable, or on which income otherwise is realized by a Participant in connection with an Award, (i) a Participant’s Service is terminated for Cause or (ii) after a Participant’s Service otherwise terminates for any other reason, the Committee determines in its discretion that, after termination, the Participant breached any of the material terms contained in any non-competition agreement, confidentiality agreement or similar restrictive covenant agreement to which such Participant is a party, then any gain realized by the Participant from the exercise, vesting, payment or other realization of income by the Participant in connection with an Award, shall be paid by the Participant to the Company upon notice from the Company, subject to applicable law. Such gain shall be determined as of the date or dates on which the gain is realized by the Participant, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. To the extent not otherwise prohibited by law or problematic under Section 409A of the Code, the Company shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company or any Subsidiary (whether as wages, vacation pay or pursuant to any benefit plan or other compensatory arrangement).
(b)    Accounting Restatement. If a Participant receives a payment pursuant to an Award under the Plan based on financial statements that are subsequently required to be restated in a way that would decrease the value of such payment, the Participant will, to the extent not otherwise prohibited by law, upon the written request of the Company, forfeit and repay to the Company the difference between what the Participant received and what the Participant should have received based on the accounting restatement, in accordance with (i) the Company’s compensation recovery, “clawback” or similar policy, as may be in effect from time to time or (ii) any payment recovery, “clawback” or similar policy made applicable by law including the provisions of Section 945 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any securities exchange on which the Company’s equity securities may be listed (collectively, the “Policy”). By accepting an Award hereunder, the Participant acknowledges and agrees that the Policy shall apply to such Award, and all incentive-based amounts payable pursuant to such Award shall be subject to forfeiture and repayment pursuant to the terms of the Policy.
14.    Transfer, Leave of Absence, Etc. For purposes of the Plan, except as otherwise determined by the Committee, the following events shall not be deemed a termination of employment: (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.
15.    General Provisions.
15.1    Status of Plan. The Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver stock or make payments with respect to Awards.
15.2    Award Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or Restricted Stock Units subject to the Award, the exercise price, base price or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement also may set forth the effect on an Award of a Change in Control or a termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and also may set forth other terms and conditions applicable to the Award, or any shares of Common Stock issued under the Award, as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time. In the event of any conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall prevail.
15.3    No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.6 hereof or as otherwise determined by the Committee, Awards under the Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant, except as otherwise provided by the Committee in an Award Agreement, an outstanding Award may be exercised by or shall become payable to the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by a legatee or legatees of such Award under the Participant’s last will or by such Participant’s executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution. The Committee may provide in the terms of an Award Agreement or in any other manner prescribed by the Committee that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. Notwithstanding anything to the contrary in the Plan, in no event may any Award under the Plan be transferred for consideration to a third party financial institution.
15.4    Deferrals of Payment. The Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award; provided, however, that such discretion shall not apply in the case of a Stock Option or Stock Appreciation Right. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.
15.5    No Right to Employment or Continued Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the Service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Service of an Eligible Person or a Participant for any reason at any time.
15.6    Stock Certificates. The Committee may determine in its discretion the manner of delivery of Common Stock to be issued under the Plan, which may be by delivery of stock certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate. The Committee may require that the stock certificates (if any) be held in escrow by the Company for any shares of Common Stock or cause the shares to be legended in order to comply with the securities laws or other applicable laws or restrictions or should the shares of Common Stock be represented by book or electronic account entry rather than a certificate, the Committee may take such steps to restrict transfer of the shares of Common Stock as the Committee considers necessary or advisable.
15.7    Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider-trading-policy-related restrictions, terms and conditions to the extent established by the Committee, or in accordance with policies set by the Committee, from time to time.
15.8    Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with, or be exempt from, the requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, and that the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any (i) provision of the Plan or an Award Agreement, (ii) Award, payment, transaction or (iii) other action or arrangement contemplated by the provisions of the Plan is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, the Committee shall have the unilateral authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements. No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Award Agreement upon a termination of Service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six (6) months plus one (1) day following the date of the Participant’s termination of Service or, if earlier, the Participant’s death (or such other period as required to comply with Section 409A). In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.
15.9    Legal Compliance. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by U.S. Federal, state and foreign securities, exchange control and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any other securities or other laws applicable to such shares.
15.10    Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee, director or other personal service provider of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any such substitute awards shall not (i) reduce the Share Reserve; (ii) be subject to or counted against the Award limits specified in Sections 4.4, 4.5 or 10.7 hereof or (ii) replenish the Share Reserve upon the occurrence of any event set forth in Section 4.2 hereof, to the extent permitted under the rules of the New York Stock Exchange or other principal exchange on which the Common Stock is then listed.
15.11    Tax Withholding and Tax Elections.
(a)    Tax Withholding. The Participant shall be responsible for payment of any Tax-Related Items or similar charges required by law to be paid or withheld from an Award or an amount paid in satisfaction of an Award, or otherwise applicable to the Participant. Any required Tax-Related Items withholdings shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. Without limiting the foregoing, the Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under an Award or otherwise, or to require a Participant to remit to the Company or the applicable Subsidiary, the amount necessary to satisfy Tax-Related Items withholding requirements with respect to any taxable event arising as a result of the Plan. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, which may include, without limitation, permitting the Participant to elect to satisfy the withholding obligation by tendering shares of Common Stock to the Company or having the Company withhold a number of shares of Common Stock having a value at least sufficient to satisfy the statutory amount of Tax-Related Items or similar charges required to be paid or withheld.
(b)    Tax Elections. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within thirty (30) days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. If a Participant residing in the United Kingdom makes a Section 431 Election in respect of any shares of Common Stock acquired under the Plan, the Participant shall file, within fourteen (14) days following the date of such acquisition, a copy of the 431 Election with the Company (or its applicable Subsidiary) in accordance with Section 431 of the ITEPA. The Committee may provide in an Award Agreement that a Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code, and may provide in an Award Agreement with a Participant residing in the United Kingdom that any other Award is conditioned upon the Participant’s making or refraining from making a Section 431 Election with respect to the shares of Common Stock acquired pursuant to such Award.
15.12    Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.
15.13    Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or any compensation or benefit program for employees of the Company or any Subsidiary. The amount of any income deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any compensation or benefit plan or program of the Company or a Subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.
15.14    Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.
15.15    Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15.16    Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable U.S. Federal securities laws.
15.17    No Fractional Shares. Unless otherwise determined by the Committee, no fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
15.18    No Guarantees Regarding Tax Treatment. Neither the Company nor the Committee make any guarantees to any person regarding the tax treatment of Awards or payments made under the Plan. Neither the Company nor the Committee has any obligation to take any action to prevent the assessment of any tax on any person with respect to any Award under Section 409A of the Code, Section 4999 of the Code or otherwise and neither the Company nor the Committee shall have any liability to a person with respect thereto.
15.19    Awards to Non-U.S. Persons. With respect to grants of Awards to Eligible Persons residing in countries other than the United States in which the Company or any of its Subsidiaries operates or has employees, Non-Employee Directors, consultants or other personal service providers, the Committee, in its sole discretion, shall have the power and authority to:
(a)    Determine and modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws, including, but not limited to (i) limiting the methods of payment of the exercise price or purchase price and Tax-Related Items withholding, (ii) restricting the sale of shares of Common Stock subject to an Award, (iii) determining whether Awards shall be settled in cash, Common Stock or a combination thereof, (iv) permitting or restricting the use of beneficiary designations, (v) limiting or requiring a deferral of the payment of cash or shares of Common Stock otherwise due in satisfaction of an Award, (vi) qualifying or disqualifying an Award under a “tax advantaged” program, (vii) requiring payment of employer social contributions due with respect to an Award as a condition of an Award, and (viii) allowing or restricting tax elections with respect to an Award, including as provided in Section 15.11(b) hereof;
(b)    Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals; and
(c)    Establish subplans and Award Agreements and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans to the Plan established under this Section 15.19 by the Committee shall be attached to this Plan document as appendices. For avoidance of doubt, any subplans established and attached hereto prior to the Amendment Effective Date shall continue to apply to and govern any outstanding Awards granted pursuant to such subplans.

16.    Term; Amendment and Termination; Stockholder Approval.
16.1    Term. The Plan became effective as of the date of adoption by the Board on May 29, 2015 (the “Effective Date”). Subject to Section 16.2 hereof, the Plan shall terminate on May 29, 2025, the tenth anniversary of the Effective Date. The Board approved an amendment and restatement of the Plan on March 5, 2018, which shall become effective upon its approval by the Company’s stockholders on April 24, 2018 (the “Amendment Effective Date”). If the Company’s stockholders do not approve the amendment and restatement of the Plan, Awards will be made under the Plan as approved by the Board on May 29, 2015. For avoidance of doubt, the amendment and restatement of the Plan shall not affect the terms or conditions of any Outstanding Qualified Performance-Based Award to the extent that it would result in a material modification of such Award within the meaning of P.L. 115-97, Section 13601(e)(2).
16.2    Amendment and Termination. The Board may from time to time and in any respect, amend, modify, suspend or terminate the Plan; provided, that, no amendment, modification, suspension or termination of the Plan shall materially adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award. The Board may seek the approval of any amendment, modification, suspension or termination by the Company’s stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 422 of the Code, the listing requirements of the New York Stock Exchange or other exchange or securities market or for any other purpose.

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